Filed Pursuant to Rule 424(b)(5)
Registration No. 333-276169

PROSPECTUS SUPPLEMENT

(To prospectus dated December 20, 2023)

$300,000,000

5.750% Senior Notes due 2034

We are offering $300,000,000 aggregate principal amount of our 5.750% senior notes due 2034 (the “notes”). The notes will mature on March 1, 2034. We will pay interest on the notes semi-annually on March 1 and September 1 of each year, commencing on September 1, 2024. We may redeem some or all of the notes at any time and from time to time at the redemption prices described under the heading “Description of the Notes—Optional Redemption.” If we experience a “change of control repurchase event,” unless we have exercised our right to redeem notes, we will be required to offer to repurchase the notes from holders. See “Description of the Notes—Offer to Repurchase Upon a Change of Control Repurchase Event.”

The notes will be our senior unsecured obligations, and will rank equally in right of payment with all of our other senior unsecured indebtedness from time to time outstanding. The notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and risks discussed elsewhere in this prospectus supplement, the accompanying prospectus and the documents we file with the Securities and Exchange Commission (the “SEC”).

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price(1)	99.781%	$299,343,000
Underwriting discount	0.450%	$1,350,000
Proceeds, before expenses, to us	99.331%	$297,993,000

(1)	Plus accrued interest from February 27, 2024 if settlement occurs after that date.

We expect to deliver the notes to investors in registered book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A. and Euroclear Bank SA/NV, on or about February 27, 2024.

Joint Book-Running Managers

BNP PARIBAS	ING	Mizuho	Scotiabank	SMBC Nikko	SOCIETE GENERALE

Co-Manager

Loop Capital Markets

February 22, 2024

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read the entire prospectus supplement, the accompanying prospectus, any free writing prospectus we have authorized and the documents incorporated by reference that are described under “Incorporation of Certain Information by Reference” in this prospectus supplement.

This prospectus supplement, the accompanying prospectus and any free writing prospectus that we prepare or authorize, contain and incorporate by reference information you should consider when making your investment decision. We have not, and the underwriters and their affiliates and agents have not, authorized anyone to provide you with different information. The notes are being offered for sale only in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting (Conflicts of Interest)” in this prospectus supplement. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus we have authorized and the documents incorporated by reference is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement contains summaries believed to be accurate with respect to certain documents, but reference is made to the actual documents for complete information. All such summaries are qualified in their entirety by such reference. Copies of documents referred to in this prospectus supplement will be made available to prospective investors at no cost upon request to us.

Unless the context requires otherwise, the terms “Whirlpool,” “we,” “our,” and “us” refer to Whirlpool Corporation, including its subsidiaries.

S-ii

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by us or on our behalf. Certain statements contained in this prospectus supplement, the accompanying prospectus, the information incorporated herein by reference and other written and oral statements made from time to time by us or on our behalf do not relate strictly to historical or current facts and may contain forward-looking statements that reflect our current views with respect to future events and financial performance. As such, they are considered “forward-looking statements” which provide current expectations or forecasts of future events. Such statements can be identified by the use of terminology such as “may,” “could,” “will,” “should,” “possible,” “plan,” “predict,” “forecast,” “potential,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “may impact,” “on track,” “guarantee,” “seek,” and the negative of these words and words and terms of similar substance. Our forward-looking statements generally relate to our growth strategies, financial results, product development, and sales efforts. These forward-looking statements should be considered with the understanding that such statements involve a variety of risks and uncertainties, known and unknown, and may be affected by inaccurate assumptions. Consequently, no forward-looking statement can be guaranteed and actual results may vary materially.

This document contains forward-looking statements about Whirlpool Corporation and its consolidated subsidiaries (“Whirlpool”) that speak only as of this date. Whirlpool disclaims any obligation to update these statements. Forward-looking statements in this document or in the information incorporated herein by reference may include, but are not limited to, statements regarding future financial results, long-term value creation goals, restructuring and resegmentation expectations, productivity, raw material prices and related costs, supply chain, transaction-related closing and synergies expectations, asset impairment, litigation, ESG efforts, debt repayment expectations, and the impact of COVID-19 and the Russia/Ukraine, Israel and Red Sea conflicts on our operations. Many risks, contingencies and uncertainties could cause actual results to differ materially from Whirlpool’s forward-looking statements. Among these factors are: (1) intense competition in the home appliance industry, and the impact of the changing retail environment, including direct-to-consumer sales; (2) Whirlpool’s ability to maintain or increase sales to significant trade customers; (3) Whirlpool’s ability to maintain its reputation and brand image; (4) the ability of Whirlpool to achieve its business objectives and leverage its global operating platform, and accelerate the rate of innovation; (5) Whirlpool’s ability to understand consumer preferences and successfully develop new products; (6) Whirlpool’s ability to obtain and protect intellectual property rights; (7) acquisition, divestiture, and investment-related risks, including risks associated with our past acquisitions; (8) the ability of suppliers of critical parts, components and manufacturing equipment to deliver sufficient quantities to Whirlpool in a timely and cost-effective manner; (9) COVID-19 pandemic, other public health emergency-related business disruptions and economic uncertainty; (10) Whirlpool’s ability to navigate risks associated with our presence in emerging markets; (11) risks related to our international operations; (12) Whirlpool’s ability to respond to unanticipated social, political and/or economic events; (13) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; (14) product liability and product recall costs; (15) Whirlpool’s ability to attract, develop and retain executives and other qualified employees; (16) the impact of labor relations; (17) fluctuations in the cost of key materials (including steel, resins, base metals) and components and the ability of Whirlpool to offset cost increases; (18) Whirlpool’s ability to manage foreign currency fluctuations; (19) impacts from goodwill impairment and related charges; (20) triggering events or circumstances impacting the carrying value of our long-lived assets; (21) inventory and other asset risk; (22) health care cost trends, regulatory changes and variations between results and estimates that could increase future funding obligations for pension and postretirement benefit plans; (23) litigation, tax, and legal compliance risk and costs; (24) the effects and costs of governmental investigations or related actions by third parties; (25) changes in the legal and regulatory environment including environmental, health and safety regulations, data privacy, and taxes and tariffs; (26) Whirlpool’s ability to respond to the impact of climate change and climate change regulation; and (27) the uncertain global economy and changes in economic conditions.

S-iii

Except as required by law, we undertake no obligation to update any forward-looking statement, and investors are advised to review disclosures in our filings with the SEC. It is not possible to foresee or identify all factors that could cause actual results to differ from expected or historic results. Therefore, investors should not consider the foregoing factors to be an exhaustive statement of all risks, uncertainties, or factors that could potentially cause actual results to differ from forward-looking statements. Additional information concerning these factors can be found in our periodic filings with the SEC, including our most recent Annual Report on Form 10-K, as updated by our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings we make with the SEC.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

Whirlpool Corporation

Whirlpool Corporation, committed to being the best global kitchen and laundry company, in constant pursuit of improving life at home, was incorporated in 1955 under the laws of Delaware and was founded in 1911. Whirlpool manufactures products in 10 countries and markets products in nearly every country around the world. We have received worldwide recognition for accomplishments in a variety of business and social efforts, including leadership, diversity, innovative product design, business ethics, social responsibility and community involvement. Through 2023, we conducted our business through four operating segments, which we defined based on geography: North America; Europe, Middle East and Africa (“EMEA”); Latin America and Asia. Beginning January 1, 2024, we conduct our business through five operating segments, which consist of Major Domestic Appliances (“MDA”) North America; MDA Europe, MDA Latin America; MDA Asia; and Small Domestic Appliances Global. Whirlpool had approximately $19 billion in annual net sales and 59,000 employees in 2023.

Whirlpool Corporation’s principal executive offices are located at 2000 North M-63, Benton Harbor, Michigan 49022-2692 and its telephone number is (269) 923-5000.

We maintain an Internet website at http://www.whirlpoolcorp.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information on our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

The following summary is a summary of the notes and is not intended to be complete. It does not contain all of the information that may be important to you. We encourage you to read the entire prospectus supplement, the accompanying prospectus, any free writing prospectus we have authorized and the documents that we have filed with the SEC that are incorporated by reference prior to deciding whether to purchase the notes. For a more complete understanding of the terms of the notes, please refer to the section entitled “Description of Notes” in this prospectus supplement.

Issuer	Whirlpool Corporation.

Notes Offered	$300,000,000 aggregate principal amount of 5.750% senior notes due 2034.

Maturity Date	The notes will mature on March 1, 2034.

Interest	The notes will bear interest from February 27, 2024 at the rate of 5.750% per year, payable semi-annually in arrears.

Interest Payment Dates	We will pay interest on the notes semi-annually on March 1 and September 1 of each year, commencing on September 1, 2024.

Ranking	The notes will be our senior unsecured obligations, will rank equally in right of payment with all of our existing and future senior unsecured debt and will rank senior in right of payment to all of our existing and future subordinated debt. As of December 31, 2023, we had $7.3 billion of senior unsecured indebtedness. The notes will be structurally subordinated to all liabilities of our subsidiaries, including trade payables, and effectively subordinated to all secured obligations, to the extent of the assets that serve as security for those obligations. As of December 31, 2023, our subsidiaries had $1.8 billion of indebtedness and we had $4.6 million of secured debt. See “Description of Notes” in this prospectus supplement.

Optional Redemption	The notes will be redeemable at our option in whole at any time, or in part from time to time, prior to their maturity at the redemption prices described under “Description of Notes—Optional Redemption.”

Offer to Repurchase Upon a Change of Control Repurchase Event	If a Change of Control Repurchase Event (as defined under “Description of Notes—Certain Definitions”) occurs, we will be required, unless we have exercised our right to redeem the notes, to make an offer to each holder of notes to repurchase the notes at a purchase price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest to, but excluding, the date of repurchase.

Certain Covenants	The indenture governing the notes contains certain covenants that will, among other things, limit our ability and the ability of our restricted subsidiaries to:

•	create liens; and

•	enter into sale and leaseback transactions.

These covenants are subject to a number of important qualifications and limitations. See “Description of Notes—Certain Covenants.”

Use of Proceeds	We intend to use the net proceeds from the sale of the notes in this offering, together with cash on hand, to repay, at maturity, all $300 million outstanding aggregate principal amount of our 4.000% Notes due March 1, 2024 (the “2024 Notes”). See “Use of Proceeds.”

Additional Notes	We may, from time to time, without giving notice to or seeking the consent of the holders or beneficial owners of the notes, issue additional debt securities having the same terms (except for the issue date and, in some cases, the public offering price and the first interest payment date and initial interest accrual date) as, and ranking equally and ratably with, the notes. Any additional debt securities having such similar terms, together with the notes, will constitute a single series of securities under the indenture.

Denomination and Form	We will issue the notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company, or DTC. Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank, SA/NV (“Euroclear”), will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of notes under the indenture. The notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Risk Factors	You should carefully read and consider the information set forth in “Risk Factors” beginning on page S-5 and the risk factors set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023.

Conflicts of Interests

Certain of the underwriters or their respective affiliates may be holders of the 2024 Notes, which we intend to repay in full at maturity with the net proceeds of this offering. Accordingly, such underwriters or their respective affiliates may receive more than 5%

of the net proceeds of this offering, not including underwriting compensation, thus creating a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulation Authority, Inc. (“FINRA Rule 5121”). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Trustee	U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association, as successor to Citibank, N.A.).

Governing Law	State of New York.

RISK FACTORS

You should carefully consider the following risk factors and the information under the heading “Risk Factors” in the documents incorporated by reference into this prospectus supplement, as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision with respect to the notes. You should also note that these risks are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may have a negative impact on our business operations. The risks described could affect our business, financial condition or results of operations. In such a case, you may lose all or part of your investment in the notes.

Risks Related to the Offering

Ratings of the notes may not reflect all of the risks of an investment in the notes.

The notes will be rated by at least one nationally recognized statistical rating organization. The ratings of our notes primarily reflect our financial strength and will change in accordance with the rating of our financial strength. Any rating is not a recommendation to purchase, sell or hold any particular security, including the notes. These ratings do not comment as to market price or suitability for a particular investor. In addition, ratings at any time may be lowered or withdrawn in their entirety. The ratings of our notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the notes. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a potential downgrade, could affect the market value of the notes and increase our corporate borrowing costs.

You may not be able to sell your notes if active trading markets for the notes do not develop.

There is no existing market for the notes and we have not applied and do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system. As a result, a market for the notes may not develop or, if one does develop, it may not be maintained. If an active market were to develop, the notes could trade at prices that may be higher or lower than the initial public offering price depending on many factors, including prevailing interest rates, our financial performance, developments in the industries in which we conduct business and changes in the overall market for investment grade securities. The underwriters have advised us that they currently intend to make a market in the notes. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued at any time without notice. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all.

Future trading prices of the notes will depend on many factors, including but not limited to prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the market for similar securities.

If you are able to resell your notes, many factors may affect the price you receive, which may be lower than you believe to be appropriate.

If you are able to resell your notes, the price you receive will depend on many factors that may vary over time, including:

•	the market for similar securities;

•	the level, direction and volatility of market interest rates;

•	the outstanding amount of the notes;

•	the redemption and repayment features of the notes to be sold; and

•	the time remaining to maturity of your notes.

As a result of these factors, you may only be able to sell your notes at prices below those you believe to be appropriate, including prices below the price you paid for them.

The notes will be structurally subordinated to the obligations of Whirlpool Corporation’s subsidiaries.

While Whirlpool Corporation is not a holding company, it currently conducts some of its operations through its subsidiaries. Whirlpool Corporation’s principal source of funds, including for payment of principal and interest (including any additional amounts), on the notes, depends on earnings and cash flows of its subsidiaries and the ability of its subsidiaries to pay dividends or advance or repay funds to it. In addition, any of Whirlpool Corporation’s rights (including the rights of the holders of the notes) to participate in the assets of any of its subsidiaries upon any liquidation or reorganization of any such subsidiary will be subject to the prior claims of such subsidiary’s creditors (except to the extent that Whirlpool Corporation may itself be a creditor of such subsidiary), including such subsidiary’s trade creditors and Whirlpool Corporation’s creditors who have obtained guarantees from such subsidiary. As a result, the notes will be structurally subordinated to the obligations and liabilities of all of Whirlpool Corporation’s subsidiaries. As of December 31, 2023, Whirlpool Corporation’s subsidiaries had indebtedness of $1.8 billion. In addition, the indenture governing the notes will permit Whirlpool Corporation’s subsidiaries to incur additional indebtedness, including an unlimited amount of unsecured indebtedness, and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by its subsidiaries.

The notes will be effectively subordinated to secured indebtedness of Whirlpool Corporation.

The notes will be effectively subordinated to any secured obligations of Whirlpool Corporation and its subsidiaries, to the extent of the value of the assets serving as security therefor. As of December 31, 2023, Whirlpool Corporation and its subsidiaries had $4.6 million of secured debt outstanding. If in the future, we default on any then-existing secured debt, the holders thereof may foreclose on the assets securing our secured debt, reducing the cash flow from the foreclosed property available for payment of unsecured debt. The holders of any of our secured debt outstanding at the time of an event of default also would have priority over unsecured creditors in the event of our liquidation, bankruptcy or similar proceeding. In the event of such a proceeding, the holders of our secured debt, if any, would be entitled to proceed against our pledged collateral, and that collateral will not be available for payment of unsecured debt, including the notes. As a result, the notes will be effectively subordinated to any secured debt that we may have now or in the future.

The notes do not restrict our ability to incur additional debt or prohibit us from taking other action that could have a negative impact on holders of the notes.

We are not restricted under the terms of the indenture or the notes from incurring additional indebtedness. The terms of the indenture limit our ability to secure additional debt without also securing the notes and to enter into sale and leaseback transactions. However, these limitations are subject to certain exceptions. See “Description of Notes—Certain Covenants—Limitations on Liens” and “Description of Notes—Certain Covenants—Restrictions on Sales and Leasebacks.” In addition, the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, secure existing or future debt or take a number of other actions that are not limited by the terms of the indenture and the notes, including repurchasing subordinated indebtedness or common stock or transferring assets to our parent if we were to form a holding company, could have the effect of diminishing our ability to make payments on the notes when due.

Our financial performance and other factors could adversely impact our ability to make payments on the notes.

Our ability to make scheduled payments with respect to our indebtedness, including the notes, will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond our control.

If we redeem notes when prevailing interest rates are lower than the rate borne by the notes, you likely would not be able to reinvest the redemption proceeds in a comparable security at as high an effective interest rate.

We may choose to redeem your notes from time to time. If prevailing rates are lower at the time of redemption, you likely would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the then-current interest rate on the notes being redeemed.

An increase in market interest rates could result in a decrease in the value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

We may not have the funds to repurchase the notes upon a Change of Control Repurchase Event as may be required by the notes.

Upon the occurrence of a Change of Control Repurchase Event (as defined below under “Description of Notes—Certain Definitions”), unless we have exercised our right to redeem the notes, subject to certain conditions, we will be required to make an offer to each holder of notes to repurchase the notes at a purchase price equal to 101% of the principal amount of the notes, plus any accrued and unpaid interest thereon to the date of repurchase. The source of funds for that repurchase of notes will be our available cash or cash generated from our subsidiaries’ operations or other potential sources, including borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from those sources will be available at the time a Change of Control Repurchase Event occurs, requiring us to repurchase the notes tendered.

Accordingly, it is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the notes or our other debt securities. It is also possible that restrictions in our credit agreements will not allow such repurchases. See “Description of Notes—Offer to Repurchase Upon a Change of Control Repurchase Event” for additional information.

USE OF PROCEEDS

We expect the net proceeds from the sale of the notes to be approximately $297.0 million, after the deduction of our offering expenses and the underwriting discount. We intend to use the net proceeds from the sale of the notes in this offering, together with cash on hand, to repay, at maturity, all $300 million outstanding aggregate principal amount of the 2024 Notes. The 2024 Notes mature on March 1, 2024 and bear interest at a fixed rate of 4.000% per annum. Certain of the underwriters and/or their affiliates may be holders of the 2024 Notes and, accordingly, may receive a portion of the net proceeds of this offering in connection with the repayment of the 2024 Notes. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Pending this use, we intend to invest the net proceeds of this offering in certificates of deposit, United States government securities and certain other interest-bearing securities.

DESCRIPTION OF NOTES

The following description is a summary of the material provisions of the notes and the indenture. It does not restate those instruments and agreements in their entirety. We urge you to read those instruments and agreements because they, and not this description, define your rights as holders of notes. You may obtain a copy of the indenture from us by writing to us at Whirlpool Corporation, 2000 North M-63, Benton Harbor, Michigan 49022, Attn: Investor Relations. The notes will have the terms described below. Capitalized terms used but not defined below or under “—Certain Definitions” have the meanings given to them in the indenture relating to the notes.

General Terms of the Notes

The notes being offered by this prospectus supplement and the accompanying prospectus will be issued under an indenture between us and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association, as successor to Citibank, N.A.), as trustee, dated March 20, 2000 (as may be amended, supplemented or amended and restated from time to time). This prospectus supplement refers to U.S. Bank Trust Company, National Association as the “trustee.” The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

The indenture and the notes do not limit the amount of indebtedness which may be incurred or the amount of securities which may be issued by us and contain no financial or similar restrictions on us subject to certain limited exceptions. See “—Limitations on Liens” and “—Restrictions on Sales and Leasebacks.”

The initial principal amount of the notes will be $300,000,000.

We may, from time to time, without giving notice to or seeking the consent of the holders or beneficial owners of the notes, issue additional debt securities having the same terms (except for the issue date and, in some cases, the public offering price and the first interest payment date and the initial interest accrual date) as, and ranking equally and ratably with, the notes. Any additional debt securities having such similar terms, together with the notes, will constitute a single series of securities under the indenture.

The notes will be our senior unsecured obligations, will rank equally in right of payment with all of our existing and future senior unsecured debt and will rank senior in right of payment to all of our existing and future subordinated debt. As of December 31, 2023, we had $7.3 billion of senior unsecured indebtedness. The notes will be structurally subordinated to all liabilities of our subsidiaries, including trade payables. As of December 31, 2023, our subsidiaries had $1.8 billion of indebtedness. The notes will be effectively subordinated to all secured obligations to the extent of the assets that serve as security for those obligations. As of December 31, 2023, we had $4.6 million of secured debt.

The notes will be issued only in fully registered form without coupons, in minimum denominations of $2,000 with integral multiples of $1,000 thereof.

The notes will mature on March 1, 2034.

The notes will bear interest at the rate of 5.750% per year. Interest on the notes will accrue from February 27, 2024 and be payable semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 2024 to the persons in whose names the notes were registered at the close of business on the immediately preceding February 15 and August 15, respectively (whether or not a Business Day). Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Any payment otherwise required to be made in respect of the notes on a date that is not a Business Day may be made on the next succeeding Business Day with the same force and effect as if made on that date. No additional interest shall accrue as a result of a delayed payment.

Principal and interest will be payable, and the notes will be transferable or exchangeable, at the office or offices or agency maintained by us for this purpose. Payment of interest on the notes may be made at our option by check mailed to the registered holders.

The notes will be represented by one or more global securities registered in the name of a nominee of DTC. The notes will be available only in book-entry form. Refer to “—Book-Entry Delivery and Form.”

We will initially appoint the trustee at its corporate trust office as a paying agent, transfer agent and registrar for the notes. We will cause each transfer agent to act as a co-registrar and will cause to be kept at the office of the registrar a register in which, subject to such reasonable regulations as we may prescribe, we will provide for the registration of the notes and registration of transfers of the notes. We may vary or terminate the appointment of any paying agent or transfer agent, or appoint additional or other such agents or approve any change in the office through which any such agent acts. We will provide you with notice of any resignation, termination or appointment of the trustee or any paying agent or transfer agent, and of any change in the office through which any such agent will act.

Optional Redemption

Prior to December 1, 2033 (three months prior to the maturity date of the notes) (the “Par Call Date”), we may, at our option, redeem the notes in whole, at any time, or in part, from time to time, at a redemption price equal to the greater of:

•	100% of the principal amount of the notes being redeemed; and

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 25 basis points less (b) interest accrued to the date of redemption;

plus, in each case, accrued and unpaid interest on the notes being redeemed to, but excluding, the redemption date.

On or after the Par Call Date, we may, at our option, redeem the notes in whole, at any time, or in part, from time to time at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

Notwithstanding the foregoing, installments of interest on the notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the indenture.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The trustee shall have no duty to determine, or verify the calculation of, the redemption price.

We will mail or otherwise provide notice of any redemption, in whole or in part, at least 10 days, but not more than 60 days, before the redemption date to each registered holder of the notes to be redeemed. Once notice of redemption is mailed or otherwise given, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to, but excluding, the redemption date.

On and after the redemption date, interest will cease to accrue on the notes or any portion of the notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with a paying agent or the trustee money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on that date. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected by the trustee by a method the trustee deems to be fair and appropriate or in accordance with applicable DTC procedures.

The notes will not be entitled to the benefit of any mandatory redemption or sinking fund.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Offer to Repurchase Upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem the notes as described above, holders of notes will have the right to require us to repurchase all or any part (in integral multiples of $1,000) of their notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Repurchase Event, or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will be required to mail a notice to holders of notes describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the notes and described in such notice. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflicts.

On the Change of Control Payment Date, we will be required, to the extent lawful, to:

•	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•	deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Whirlpool and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Whirlpool to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Whirlpool and its subsidiaries taken as a whole to another Person or group may be uncertain.

Certain Covenants

Limitations on Liens

We have agreed that, so long as any of the notes remain outstanding, we will not, nor will we permit any Restricted Subsidiary to, secure indebtedness for money borrowed (hereinafter referred to as “Debt”) by placing a Lien on any Principal Property now or hereafter owned or leased by us or any Restricted Subsidiary or on any shares of stock or Debt of any Restricted Subsidiary without equally and ratably securing all of the notes, unless after giving effect thereto (1) the aggregate principal amount of all such secured Debt then outstanding plus (2) all Attributable Debt of Whirlpool and its Restricted Subsidiaries in respect of sale and leaseback transactions described below under “—Restrictions on Sales and Leasebacks” covering Principal Properties, other than sale and leaseback transactions permitted under clause (b) of “—Restrictions on Sales and Leasebacks,” would not exceed an amount equal to 10% of Consolidated Net Tangible Assets.

This restriction will not apply to, and there shall be excluded in computing secured Debt for purposes of this restriction, certain permitted Liens, including:

•	Liens existing as of the date of the indenture on property or assets of Whirlpool or any of its Restricted Subsidiaries;

•	Liens on property or assets of, or on any shares of stock or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary;

•	Liens on property or assets or shares of stock or Debt existing at the time of acquisition and certain purchase money or similar Liens;

•	Liens to secure certain development, operation, construction, alteration, repair or improvement costs;

•	Liens in favor of, or which secure Debt owing to, Whirlpool or a Restricted Subsidiary;

•	Liens in connection with government contracts, including the assignment of moneys due or to come due thereon;

•	certain Liens in connection with legal proceedings or arising in the ordinary course of business and not in connection with the borrowing of money;

•	Liens on property securing tax-exempt obligations issued by a domestic governmental issuer to finance the cost of acquisition or construction of such property; and

•	extensions, substitutions, replacements or renewals of the foregoing.

Restrictions on Sales and Leasebacks

We have agreed that, so long as any of the notes remain outstanding, we will not, nor will we permit any Restricted Subsidiary to, enter into any sale and leaseback transaction, except a lease for a period not exceeding three years, after the date of the indenture covering any Principal Property which was or is owned or leased by us or a Restricted Subsidiary and which has been or is to be sold or transferred more than 120 days after such property has been owned by us or such Restricted Subsidiary and completion of construction and commencement of full operation thereof, unless (a) the Attributable Debt in respect thereto and all other sale and leaseback transactions entered into after the date of the indenture (other than those the proceeds of which are applied to reduce indebtedness under clause (b) below), plus the aggregate principal amount of then outstanding secured Debt not otherwise permitted or excepted without equally and ratably securing the debt securities, does not exceed 10% of Consolidated Net Tangible Assets, or (b) an amount equal to the greater of the net proceeds of the sale or the fair market value of the Principal Property leased is applied within 120 days after the sale or transfer to the voluntary retirement of Funded Debt of Whirlpool (including debt securities constituting Funded Debt).

Events of Default

The following are Events of Default under the indenture with respect to the notes:

•	a failure to pay any interest on any note when due and payable, and continuance of such failure for a period of 30 days;

•

failure to pay the principal on any note as and when the same shall become due and payable either at maturity, upon redemption, other than with respect to a sinking fund payment, by declaration or otherwise;

•	failure to deposit any sinking fund payment when due in respect of the notes, and continuance of such failure for a period of 30 days;

•

default in the performance, or breach, of any other covenant or warranty of Whirlpool relating to the notes and continuance of such default or breach for a period of 90 days after due notice by the trustee or by the Holders of at least 25% in principal amount of the Outstanding Securities;

•

failure to pay any portion of the principal of any indebtedness for money borrowed by Whirlpool which indebtedness is in excess of $50,000,000 outstanding principal amount, when due and payable after the expiration of any applicable grace period with respect thereto or the acceleration of such indebtedness, if such acceleration is not annulled within 10 days after written notice as provided in the indenture; and

•	certain events of bankruptcy, insolvency or reorganization of Whirlpool.

The indenture provides that the trustee shall notify the holders of notes of all defaults within 90 days after the occurrence of a default unless the defaults shall have been cured before the giving of the notice. The term “default” or “defaults” in this paragraph means any event or condition which is, or with notice or lapse of time or both would become, an Event of Default. The indenture provides that notwithstanding the foregoing, except in the case of a default in the payment of the principal of or interest on any of the notes, the trustee shall be protected in withholding such notice if the trustee determines in good faith that the withholding of such notice is in the interest of the holders of the notes.

The indenture provides that if an Event of Default with respect to the notes shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of notes then outstanding may declare the principal amount of all the notes to be due and payable immediately. However, upon certain conditions such declaration may be annulled. Any past defaults and the consequences of the defaults may be waived by the holders of a majority in principal amount of the notes then outstanding, except for a default in the payment of principal of or interest on notes, which default cannot be waived. The indenture also permits Whirlpool to omit compliance with certain covenants in the indenture with respect to the notes upon waiver by the holders of a majority in principal amount of the notes then outstanding.

Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default with respect to the notes shall occur and be continuing, the trustee shall be under no obligation to exercise any of the trusts or powers vested in it by the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable security or indemnity. Subject to such provisions for security or indemnification and certain limitations contained in the indenture, the holders of a majority in aggregate principal amount of the notes affected by an Event of Default and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture or exercising any trust or power conferred on the trustee with respect to the notes.

No holder of any note will have any right by virtue or by availing of any provision of the indenture to institute any proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the indenture or for any remedy thereunder, unless such holder shall have previously given the trustee written notice of an Event of Default with respect to such notes and unless also the holders of at least 25% in aggregate principal amount of the outstanding notes shall have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee and the trustee shall have failed to institute such proceeding within 60 days after its receipt of such request, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with such request. However, the right of a holder of any note to receive payment of the principal of and any interest on such note on or after the due dates expressed in such note, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such holder.

Modification of the Indenture

The indenture contains provisions permitting Whirlpool and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the notes at the time outstanding, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or any supplemental indenture with respect to the notes or modifying in any manner the rights of the holders of the notes; provided that no such supplemental indenture may (1) extend the final maturity of any note, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any holder of notes to institute suit for payment thereof or, if the notes provide therefor, any right of repayment at the option of the holders of the notes, without the consent of the holder of each note so affected, or (2) reduce the percentage of notes, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all notes so affected. Additionally, in certain prescribed instances, Whirlpool and the trustee may execute supplemental indentures without the consent of the holders of notes.

Satisfaction and Discharge of Indenture

With respect to the notes, the indenture will be discharged and canceled upon the satisfaction of certain conditions, including the payment of all the notes or the deposit with the trustee of cash or appropriate Government Obligations or a combination thereof sufficient for such payment or redemption in accordance with the indenture and the terms of the notes, provided that certain specified obligations shall survive, such as, among other things, Whirlpool’s obligation to pay the principal of and interest on the notes.

Defeasance and Covenant Defeasance

The indenture provides that, if the defeasance provisions of the indenture are made applicable to the notes pursuant to certain provisions of the indenture, then Whirlpool may elect either (1) to terminate, and be deemed to have satisfied, all its obligations with respect to such notes, except for the obligations to register the transfer or exchange of such notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency in respect of the notes, to compensate and indemnify the trustee and to punctually, pay or cause to be paid the principal of, and interest on, all notes when due (“defeasance”), or (2) to be released from its obligations with respect to such notes under certain covenants of the indenture, including the “—Limitations on Liens” and “—Restrictions on Sales and Leasebacks” and certain requirements as to maintenance of Principal Properties and payment of taxes and other claims (“covenant defeasance”), upon the deposit with the trustee, in trust for such purpose, of money and/or Government Obligations which through the payment of principal and interest in accordance with their terms, without consideration of any reinvestment, will provide money, in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay the principal of and interest, if any, on the outstanding notes, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. Such a trust may be established only if, among other things, Whirlpool has delivered to the trustee an opinion of counsel with regard to certain matters, including an opinion to the effect that the Holders of such notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance, as the case may be, had not occurred.

Governing Law

The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the indenture and/or the notes. Reference is made to the indenture for full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Attributable Debt” means the amount determined by multiplying the greater, at the time such sale and leaseback transaction is entered into, of (i) the fair value of the real property subject to such arrangement (as determined by Whirlpool) or (ii) the net proceeds of the sale of such real property to the lender or investor, by a fraction of which the numerator is the unexpired initial term of the lease of such real property as of the date of determination and of which the denominator is the full initial term of such lease.

As set forth in the Indenture, sales and leasebacks with respect to facilities financed with certain tax exempt securities are excepted from the definition of “Attributable Debt.”

“Below Investment Grade Rating Event” means the rating on the notes are lowered and the notes are rated below an Investment Grade Rating by any two of the three Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade below investment grade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Business Day” means any day, other than a Saturday or Sunday, that is not a legal holiday, or a day on which banking institutions are authorized or required by law or regulation to close in New York City.

“Change of Control” means the occurrence of any of the following:

•

the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Whirlpool and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than Whirlpool or one of its subsidiaries;

•

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner,” (as that term is defined in Rules 13d-3 and 13d-5 under the Exchange Act) directly or indirectly, of more than 50% of the then outstanding number of shares of Whirlpool’s voting stock; or

•	the first day on which a majority of the members of Whirlpool’s Board of Directors are not Continuing Directors.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) Whirlpool becomes a wholly owned subsidiary of a holding company that has agreed to be bound by the terms of the notes and (ii) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Consolidated Net Tangible Assets” means the aggregate amount of assets, less applicable reserves and other properly deductible items, after deducting (i) all current liabilities, excluding any current liabilities constituting Funded Debt by reason of being extendible or renewable, and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of Whirlpool and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

“Continuing Directors” means, as of any date of determination, members of the Board of Directors of Whirlpool who (i) were members of such Board of Directors on the date of the issuance of the notes; or (ii) were nominated for election or elected to such Board of Directors with the approval of a majority of the continuing directors under clause (i) or (ii) of this definition who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of Whirlpool’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Ratings, Inc. and its successors.

“Funded Debt” means all indebtedness for money borrowed, or evidenced by a bond, debenture, note or similar instrument or agreement whether or not for money borrowed, having a maturity of more than twelve (12) months from the date as of which the amount thereof is to be determined or having a maturity of less than twelve (12) months but by its terms being renewable or extendible beyond twelve (12) months from such date at the option of the borrower.

“Government Obligations” means, unless otherwise specified pursuant to the provisions of the indenture, securities which are (i) direct obligations of the government which issued the currency in which the notes are payable or (ii) obligations of a Person controlled or supervised by, or acting as an agency or instrumentality of, the government which issued the currency in which the notes are payable, the payment of which obligations is unconditionally guaranteed by such government, and which, in either case, are full faith and credit obligations of such government, are payable in the currency in which the notes are payable and which are not callable or redeemable at the option of the issuer thereof.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P and Fitch, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us.

“Lien” means any pledge, mortgage or other lien, including lease purchase, installment purchase and other title retention financing arrangements, on or in respect of any Principal Property owned or leased by Whirlpool or any Restricted Subsidiary, or on any shares of stock or Debt of any Restricted Subsidiary.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, owned or leased by Whirlpool or any Restricted Subsidiary, used primarily for manufacturing and located in the United States, the gross book value on the books of Whirlpool or such Restricted Subsidiary (without deduction of any depreciation reserve) of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any such building, structure or other facility or any portion thereof or any such fixture (together with the land upon which it is erected and fixtures comprising a part thereof) (i) which is financed by industrial development bonds which are tax exempt pursuant to Section 103 of the Internal Revenue Code of 1986, as amended (the “Code”) (or which receive similar tax treatment under any subsequent amendments thereto or successor laws thereof), or (ii) which, in the opinion of the Board of Directors of Whirlpool, is not of material importance to the total business conducted by Whirlpool and its Restricted Subsidiaries taken as a whole.

“Rating Agencies” means (i) each of Fitch, Moody’s and S&P; and (ii) if Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or any of them, as the case may be.

“Restricted Subsidiary” means any Subsidiary (a) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States, or (b) which owns or leases any Principal Property; provided, however, that the term “Restricted Subsidiary” shall not include any Subsidiary (1) more than 80% of whose revenues during the four preceding calendar quarters, if any, were derived from, and more than 80% of whose assets are related to, the financing of foreign Subsidiaries, or the financing of sales or leasing to Persons other than Whirlpool or any other Restricted Subsidiary, (2) which is primarily engaged in holding or developing real estate or constructing buildings or designing, constructing or otherwise manufacturing structures, equipment, systems, machines, devices or facilities for the control or abatement of atmospheric pollutants or contaminants, water pollution, noise, odor or other pollution or waste disposal, (3) which is a bank, insurance company or finance company, (4) which is or was a “DISC” (Domestic International Sales Corporation) or a “FSC” (Foreign Sales Corporation), as defined in Sections 992 or 922, respectively, of the Code, or which receives similar tax treatment under any subsequent amendments thereto or successor laws thereof, or (5) which is any other financial entity whose accounts as of the date of determination are not required to be consolidated with the accounts of Whirlpool in its audited consolidated financial statements (but such Subsidiary shall be excluded pursuant to any of clauses (1) through (5) of this proviso only so long as it shall not own any Principal Property).

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by Whirlpool or by one or more other Subsidiaries, or by Whirlpool and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Treasury Rate” means, with respect to any redemption date, the yield determined by Whirlpool in accordance with the following two paragraphs.

The Treasury Rate shall be determined by Whirlpool after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, Whirlpool shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, Whirlpool shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, Whirlpool shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, Whirlpool shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Book-Entry Delivery and Form

The notes will be issued in the form of one or more fully registered global notes which will be deposited with, or on behalf of, DTC and registered in the name of the Cede & Co., DTC’s nominee. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global notes through DTC, Clearstream or Euroclear if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Clearstream’s and Euroclear’s depositaries will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

DTC has advised us that it is (1) a limited purpose trust company organized under the laws of the State of New York, (2) a “banking organization” within the meaning of the New York Banking Law, (3) a member of the Federal Reserve System, (4) a “clearing corporation” within the meaning of the Uniform Commercial Code, as amended and (5) a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC’s participants include securities brokers and dealers, including the initial purchasers, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies, referred to as “indirect participants,” that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. We make no representation as to the accuracy or completeness of such information.

Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream participants”). Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (CSSF). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions, to the extent received by the U.S. Depositary for Clearstream, with respect to the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear has advised that it was created in 1968 to hold securities for its participants (“Euroclear participants”) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and eliminating any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions, to the extent received by the U.S. Depositary for Euroclear, with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions.

If (1) we notify the trustee in writing that DTC, Euroclear or Clearstream is no longer willing or able to act as a depositary or clearing system for the notes or DTC ceases to be registered as a clearing agency under the Exchange Act, and a successor depositary or clearing system is not appointed within 90 days of this notice or cessation, (2) we, at our option, notify the trustee in writing that we elect to cause the issuance of the notes in definitive form under the indenture or (3) upon the occurrence and continuation of an event of default under the indenture with respect to the notes, then, upon surrender by DTC of the global notes, certificated notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the global notes. Upon any such issuance, the trustee is required to register the certificated notes in the name of the person or persons or the nominee of any of these persons and cause the same to be delivered to these persons. Neither we nor the trustee shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.

Title to book-entry interests in the global notes will pass by book-entry registration of the transfer within the records of DTC, Clearstream or Euroclear in accordance with their respective procedures. Book-entry interests in the global notes may be transferred within DTC in accordance with procedures established for this purpose by DTC. Book-entry interests in the notes may be transferred within Euroclear and within Clearstream and between Euroclear and Clearstream in accordance with procedures established for these purposes by Euroclear and Clearstream. Transfers of book-entry interests in the notes between Euroclear and Clearstream and DTC may be effected in accordance with procedures established for this purpose by Euroclear, Clearstream and DTC.

Global Clearance and Settlement Procedures

Subject to compliance with the transfer restrictions applicable to the notes, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in the system in accordance with the rules and procedures and within the established deadlines (Brussels time) of the system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

Because of time-zone differences, credits of notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent notes settlement processing and dated the business day following the DTC settlement date. Credits or any transactions of the type described above settled during subsequent notes settlement processing will be reported to the relevant Euroclear or Clearstream participants on the business day that the processing occurs. Cash received in Clearstream or Euroclear as a result of sales of the notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures. The foregoing procedures may be changed or discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes by initial holders of notes, but does not purport to be a complete analysis of all the potential tax considerations. This discussion is based upon the Code, the Treasury Regulations thereunder and administrative rulings and guidance from the Internal Revenue Service (the “IRS”), court decisions and other applicable authorities, all as of the date hereof, and all of which are subject to change, possibly retroactively. Any such change, including various United States tax reform proposals under consideration as of the issue date, could significantly affect the U.S. federal income tax considerations described below. Unless otherwise stated, this discussion is limited to the tax consequences to those persons who are original beneficial owners of the notes (“Holders”) who purchase notes at their original issue price (generally the first price at which a substantial amount of the notes are sold for money to the public, not including purchases by bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) for cash and who hold such notes as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) and assumes that such issue price is the price stated on the cover of this offering memorandum. This discussion assumes that the notes are not issued with original issue discount as that term is defined in the Code and Treasury Regulations. This discussion does not consider any specific facts or circumstances or special tax rules that may apply to a particular Holder based on its particular circumstances or status (including, for example, a bank, a financial institution, an insurance company, a passive foreign investment company, a controlled foreign corporation, an individual retirement or other tax-deferred account, an S corporation, a broker-dealer or dealer or trader in securities or currencies, traders in securities that have elected the mark-to-market method of accounting for their securities, holders that have made an election to include in gross income all interest on a note under the constant yield method, a tax-exempt organization, a partnership or other pass-through entity and investors in such entities, an expatriate, a real estate investment trust, a regulated investment company, a person that holds securities as part of a straddle, hedge, conversion transaction, or other integrated investment, a non-United States trust or estate with United States beneficiaries, a corporation that accumulates earnings to avoid U.S. federal income tax, a person subject to the personal holding company or accumulated earnings rules, or a government or its controlled entities). This discussion also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar, persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement (as defined in Section 451 of the Code), persons subject to the base erosion and anti-abuse tax, U.S. Holders that hold notes through non-U.S. brokers or other non-U.S. intermediaries, or any persons that are considered related to Whirlpool for purposes of the Treasury Regulations promulgated under Section 385 of the Code. In addition, this discussion does not address the effect of any U.S. federal taxes other than U.S. federal income taxes, such as any U.S. federal alternative minimum tax or estate and gift tax consequences or any aspect of state, local or non-U.S. taxation. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in this discussion, and we cannot assure you that the IRS will agree with such statements and conclusions or that a court would not sustain any challenge by the IRS in the event of litigation.

For purposes of this discussion, a “U.S. Holder” means a Holder that is, for U.S. federal income tax purposes (1) an individual who is a citizen or resident of the United States, (2) a corporation or other entity taxable as a corporation for U.S. federal income tax purposes created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source, or (4) a trust whose administration is subject to the primary supervision of a United States court and which has one or more “United States Persons” (within the meaning of Section 7701(a)(30) of the Code, and for purposes of this discussion, a “U.S. person”) who have the authority to control all substantial decisions of the trust or if a valid election to be treated as a U.S. person is in effect with respect to such trust. A Non-U.S. Holder is a Holder that is neither a U.S. Holder nor a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If a partnership or other pass-through entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of the notes to such partnership and a partner thereof will generally depend upon the status of the partner and the activities of the partner and the partnership. Partners in a partnership holding the notes should consult their tax advisors as to the tax consequences to them of the purchase, ownership and disposition of the notes by the partnership.

THE FOLLOWING DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR INDEPENDENT TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF ACQUIRING, HOLDING, AND DISPOSING OF THE NOTES, AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY NON-U.S., STATE, LOCAL, OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Effect of Certain Contingent Payments

In certain circumstances, we may be obligated to pay amounts in excess of the stated interest or principal on the notes (for example, a repurchase upon a Change of Control Repurchase Event (as defined in “Description of the Notes—Offer to Repurchase Upon Change of Control Repurchase Event” or upon an Optional Redemption in certain circumstances (see “Description of Notes—Optional Redemption”). The obligation to make such extra payments may implicate the provisions of Treasury Regulations relating to “contingent payment debt instruments,” in which case the timing and amount of income inclusions and the character of income recognized may be different from the consequences discussed therein. Under applicable Treasury Regulations, however, the possibility that such an amount will be paid will not cause the notes to be treated as contingent payment debt instruments, and thus affect the amount, timing or character of income recognized by a holder with respect to the notes if, as of the date the notes were issued, viewed individually or in the aggregate, there is only a “remote” chance that such an amount will be paid, the amount is “incidental” or certain other exceptions apply. Although the issue is not free from doubt, we intend to take the position that the contingencies associated with such payments on the notes should be treated as remote and/or incidental, in the aggregate, within the meaning of the applicable Treasury Regulations as of the date hereof, and thus not cause the notes to be subject to the contingent payment debt instrument rules. Our determination is binding on a holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. Our determination is not, however, binding on the IRS, and if the IRS were to successfully challenge this determination, a holder might be required to accrue interest income at a higher rate than the stated interest rate on the notes, and to treat as ordinary income any gain realized on the taxable disposition of a note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes. Holders are urged to consult their own tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.

U.S. Federal Income Taxation of U.S. Holders

Payments of Stated Interest

Stated interest on a note will be “qualified stated interest,” as that term is defined in the Code and the Treasury Regulations, and generally will be taxable to a U.S. Holder as ordinary interest income at the time it is accrued or is received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. See the discussion below under “Information Reporting and Backup Withholding” regarding certain information we may be required to provide to the IRS with respect to payments to U.S. Holders and circumstances under which we may be required to withhold U.S. federal income tax on payments to U.S. Holders.

Disposition

In general, a U.S. Holder will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of the notes measured by the difference, if any, between (1) the amount of cash and fair market value of property received on the disposition (except to the extent such cash or property is attributable to accrued but unpaid interest, which is treated as interest as described above) and (2) the U.S. Holder’s adjusted tax basis in the notes. A U.S. Holder’s adjusted tax basis in the notes generally will equal the cost of the notes to the U.S. Holder, less any principal payments received by such U.S. Holder (but not below zero). Any gain or loss will generally be long-term capital gain or loss, provided the notes had been held by such U.S. Holder for more than one year at the time of disposition. In the case of individual and certain other non-corporate U.S. Holders, long-term capital gain as of the issue date is currently subject to a maximum U.S. federal income tax rate of 20%. The deductibility of capital losses by U.S. Holders is subject to limitations. A U.S. Holder that sells a note between interest payment dates will be required to treat as ordinary interest income an amount equal to interest that has accrued through the date of sale that has not been previously included in income. Each U.S. Holder is urged to consult its own tax advisor as to the deductibility of capital losses in this particular circumstances.

Medicare Net Investment Income Tax

A tax of 3.8% is imposed on the “net investment income” of certain individuals, trusts and estates on the lesser of (1) the taxpayer’s “net investment income” (or undistributed net investment income in the case of an estate or trust) for the relevant taxable year and (2) the excess of the taxpayer’s modified adjusted gross income (or adjusted gross income in the case of an estate or trust) for the taxable year over a certain threshold (which in the case of an individual is between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. Holder’s net investment income will generally include gross income from interest on the notes and net gain attributable to the disposition of certain property, such as the notes, less certain deductions, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Prospective investors should consult their own tax advisors regarding the applicability of this tax in their particular circumstances in respect of their investment in the notes.

U.S. Federal Income Taxation of Non-U.S. Holders

The following is a summary of certain U.S. federal income tax considerations for a non-U.S. Holder. For purposes of this summary, the term “non-U.S. Holder” means a beneficial owner of a note that is not a U.S. Holder and is not a person treated as a pass-through entity (including partnership) for U.S. federal income tax purposes.

Payments of Interest

Subject to the discussions of FATCA (defined below) and backup withholding below, payments of interest on the notes to a Non-U.S. Holder will not be subject to withholding of U.S. federal income tax or U.S. withholding tax under the “Portfolio Interests Exemption,” provided that:

•	Such interest payments are not effectively connected with the conduct of a U.S. trade or business;

•	the Non-U.S. Holder does not actually or constructively own stock possessing 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•

the Non-U.S. Holder is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code receiving interest on the notes that are acquired in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

•

the Non-U.S. Holder is not a “controlled foreign corporation” as described in Section 881(c)(3)(C) of the Code that is actually or constructively related to us through stock ownership rules under Section 864(d)(4) of the Code; and

•

either (a) the beneficial owner of the notes certifies to us or our agent on IRS Form W-8BEN or W-8BEN-E, depending on the Non-U.S. Holder’s status (or applicable successor form), under penalties of perjury, that it is not a “U.S. person” (as defined in the Code) and provides its name and address, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (a “Financial Institution”) holds the notes on behalf of the beneficial owner and certifies to us or our agent, under penalties of perjury, that a properly executed IRS Form W-8BEN or W-8BEN-E, depending on the Non-U.S. Holder’s status (or applicable successor form) has been received by it from the Non-U.S. Holder or a qualified intermediary and furnishes a copy to our agent; provided that a non-United States Financial Institution may fulfill the certification requirement by providing a Form W-8IMY to us certifying that it has entered into an agreement with the IRS to be treated as a qualifying intermediary.

If a Non-U.S. Holder cannot satisfy the requirements of the Portfolio Interest Exception, payments of interest made to such Non-U.S. Holder will be subject to U.S. federal withholding tax at a 30% rate unless the beneficial owner of the note provides us or our agent, as the case may be, with a properly executed:

•

IRS Form W-8BEN or W-8BEN-E, depending on the Non-U.S. Holder’s status (or applicable successor form) claiming, under penalties of perjury, an exemption from, or reduction in, the U.S. federal withholding tax rate under a tax treaty (a “Treaty Rate”), or

•

IRS Form W-8ECI (or successor form) stating that interest paid on the note is not subject to the U.S. federal withholding tax because it is effectively connected with a U.S. trade or business of the beneficial owner, or if required by applicable income tax treaty, is attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base maintained in the United States by the non-U.S. Holders (in which case such interest will be subject to U.S. federal income tax rates on a net income basis as described below).

The certification requirement described above also may require a Non-U.S. Holder that provides an IRS form or that claims a Treaty Rate to provide its U.S. taxpayer identification number.

Each Non-U.S. Holder is urged to consult its own independent tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not serve to avoid withholding if an applicable withholding agent has actual knowledge or reason to know that statements on the form are false.

If interest on the notes is “effectively connected”, as that term is defined in the Code and the Treasury Regulations, with a U.S. trade or business of the Non-U.S. Holder (and if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base of the Non-U.S. Holder), the Non-U.S. Holder, although exempt from the U.S. federal withholding tax described above (provided that the certification requirements described above are satisfied), will be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if it were a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation and interest on the note is effectively connected with its U.S. trade or business (and if required by applicable income tax treaty, attributable to a U.S. permanent establishment), such Holder may be subject to an additional branch profits tax at a rate of 30% (unless reduced by treaty) in respect of such interest (subject to certain adjustments). A Non-U.S. Holder that is engaged in the conduct of a trade or business in the United States is urged to consult its tax advisors regarding the U.S. tax consequences of the ownership and disposition of the notes.

Disposition

Subject to the discussions of FATCA (defined below) and backup withholding below, except with respect to accrued and unpaid interest (which is subject to the rules discussed above under “U.S. Federal Income Taxation of Non-U.S. Holders—Payments of Interest”), a Non-U.S. Holder will generally not be subject to U.S. federal income tax or withholding tax on gain realized on the sale, exchange or other disposition of the notes, unless

(a) that Holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met or (b) the gain is effectively connected with the conduct of a United States trade or business of the Holder (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained in the United States by the Holder). If the exception under (a) applies, the Non-U.S. Holder will be subject to tax at a flat rate of 30% (except as provided under an applicable income tax treaty) on the amount by which the gain derived from the disposition from sources within the United States exceeds certain of such Non-U.S. Holder’s capital losses allocable to sources within the United States for the taxable year of disposition. If the exception under (b) applies, the Non-U.S. Holder will be subject to U.S. federal income tax as described under “—U.S. Federal Income Taxation of U.S. Holders—Disposition” unless an applicable income tax treaty provides otherwise, and if such holder is a corporation, it may be subject to an additional 30% branch profits tax. Accrued and unpaid interest realized on a sale, exchange or other disposition of a note will be subject to U.S. federal income tax to the extent interest would have been subject to U.S. federal income tax as described under “—U.S. Federal Income Taxation of Non-U.S. Holders—Payments of Interest.”

Information Reporting and Backup Withholding

We will, where required, report to Holders and the IRS the amount of any interest paid on the notes in each calendar year and the amounts of federal tax withheld, if any, with respect to payments. The IRS may make this information and copies of the information returns reporting such payments available under the provisions of an applicable income tax treaty to the tax authorities in the country in which the Non-U.S. Holder is resident.

A U.S. Holder may be subject to information reporting and to backup withholding at a current rate of 24% with respect to payments of interest made on the notes, or on proceeds of the taxable disposition of the notes before maturity, unless that U.S. Holder (a) provides the applicable withholding agent with its social security or a taxpayer identification number (“TIN”) within a reasonable time after a request therefor on an IRS Form W-9 (or applicable successor form), certifying that the TIN provided is correct and that the U.S. Holder has not been notified by the IRS that it is subject to backup withholding due to a prior underreporting of interest or dividends, or (b) is an entity that is exempt from backup withholding (generally, such entities include corporations, tax-exempt organization, and certain qualified nominees) and, when required, provides appropriate documentation to that effect,, and otherwise complies with applicable requirements of the information reporting and backup withholding rules. Under the Treasury Regulations, backup withholding and information reporting will not apply to payments made by us or any agent thereof (in its capacity as such) to a Non-U.S. Holder if such Non-U.S. Holder has provided the required certification that it is not a U.S. person on IRS Form W-8BEN or W-8BEN-E, depending on the Non-U.S. Holder’s status (or applicable successor form) or has otherwise established an exemption (provided that neither Whirlpool nor its agent has actual knowledge that such holder is a U.S. person or that the conditions of any exemption are not in fact satisfied).

The proceeds of the disposition of notes (including a retirement or redemption) to or through the United States office of a broker will be subject to backup withholding currently at a rate of 24% and related information reporting unless the Non-U.S. Holder provides the certification described above or otherwise established an exemption.

Payments of the proceeds from the sale of the notes to or through a foreign office of a broker will not be subject to information reporting or backup withholding, unless (i) the broker is (1) a U.S. person, (2) a “controlled foreign corporation,” (3) a foreign person 50% or more of whose gross income for certain periods is effectively connected with a United States trade or business or (4) a foreign partnership, if, at any time during its taxable year, one or more of its partners are United States persons who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its taxable year, the foreign partnership is engaged in a United States trade or business, and (ii) the Non-U.S. Holder does not establish an exception as specified in the Treasury Regulations regarding backup withholding and information reporting, as applicable.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be refunded or credited against the Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Holders should consult their own tax advisors regarding the effect, if any, of these rules on their particular situation.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose a withholding tax of 30% on any payments of interest paid on the notes to (i) a “foreign financial institution” (as defined in the Code) (as the beneficial owner or as an intermediary for the beneficial owner), unless such institution is “deemed compliant,” complies with an applicable intergovernmental agreement and/or enters into an agreement with the United States government to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners) and to withhold certain amounts or, if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. tax authorities, or (ii) a foreign entity that is not a financial institution in certain cases (as the beneficial owner or as an intermediary for the beneficial owner), unless such entity provides the withholding agent with a certification identifying the substantial United States owners of the entity, which generally includes any United States person who directly or indirectly owns more than 10% of the entity, or certifies that it does not have any substantial U.S. owners.

An intergovernmental agreement between the U.S. and the applicable Non–U.S. country, or future Treasury Regulations or other guidance, may modify these requirements. In many cases, Non–U.S. Holders may be able to indicate their exemption from, or compliance with, FATCA by providing a properly completed and duly executed revised IRS Form W–8BEN or W–8BEN–E (or other applicable successor form) to the applicable withholding agent certifying as to such status under FATCA; however, it is possible that additional information and diligence requirements will apply in order for a Non–U.S. Holder to establish an exemption from withholding under FATCA to the applicable withholding agent. Investors are encouraged to consult their own tax advisors regarding the implications of FATCA with respect to their investment in our notes.

FATCA withholding rules were previously scheduled to take effect on January 1, 2019, that would have applied to payments of gross proceeds from the sale or other disposition of property of a type that can produce U.S. source interest or dividends. However, such withholding has effectively been suspended under proposed Treasury Regulations that may be relied on until final regulations become effective. Nonetheless, there can be no assurance that a similar rule will not go into effect in the future. Each Non-U.S. holder is urged to consult its own tax advisor regarding the possible impact of FATCA withholding rules on such Non-U.S. holder.

UNDERWRITING (CONFLICTS OF INTEREST)

We and BNP Paribas Securities Corp., ING Financial Markets LLC, Mizuho Securities USA LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc. and SG Americas Securities, LLC, the representatives for the underwriters for the offering, have entered into an underwriting agreement with respect to the notes. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, the aggregate principal amount of notes listed next to its name in the following table:

Underwriters	Principal Amount of Notes
SMBC Nikko Securities America, Inc.	$60,000,000
BNP Paribas Securities Corp.	48,000,000
ING Financial Markets LLC	48,000,000
Mizuho Securities USA LLC	48,000,000
SG Americas Securities, LLC	48,000,000
Scotia Capital (USA) Inc.	36,000,000
Loop Capital Markets LLC	12,000,000

Total	$300,000,000

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.

The underwriters initially propose to offer part of the notes directly to the public at the offering prices set forth on the cover page of this prospectus supplement. In addition, the underwriters may offer the notes to certain dealers at prices that represent a concession not in excess of 0.250% of the principal amount of the notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of 0.200% of the principal amount of the notes on sales to certain other dealers. After the initial offering of the notes, the underwriters may from time to time vary the offering price and other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount the notes):

Per Note	0.450%
Total	$1,350,000

We estimate that the total expenses of the offering payable by us, excluding the underwriting discount, will be approximately $1.0 million.

We have also agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or quoted on any automated dealer quotation system. The underwriters may make a market in the notes after completion of the offering but will not be obligated to do so. The underwriters may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading markets for the notes or that active public markets for the notes will develop. If active public markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected.

In connection with the offering of the notes, the representatives, on behalf of the underwriters, may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the representatives may overallot in connection with the offering, creating a short position. In addition, the representatives may bid for, and purchase, the notes in the open market to cover short positions or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market prices of the notes. The representatives will not be required to engage in these activities, and may engage in these activities, or may end any of these activities, at any time without notice.

The representatives may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount it received because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions. Any of these activities may have the effect of preventing or retarding a decline in the market prices of the notes. They may also cause the prices of the notes to be higher than the prices that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter-market or otherwise. If underwriters commence any of these transactions, they may discontinue them at any time.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, we are in the process of amending and extending our revolving credit facility. Certain of the underwriters or their respective affiliates are lenders under our revolving credit facility and may receive customary fees or expense reimbursements in connection therewith.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments, including acting as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

We intend to use the net proceeds of this offering, together with cash on hand, to repay in full, at maturity, all $300.0 million outstanding aggregate principal amount of our 2024 Notes. Certain of the underwriters or their respective affiliates may be holders of our 2024 Notes. In the event that any of the underwriters, together with their respective affiliates, receives at least 5% of the net proceeds of this offering, not including underwriting compensation, such underwriters will be deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. However, in accordance with FINRA Rule 5121, no “qualified independent underwriter” is required because the notes are investment grade-rated by one or more nationally recognized statistical rating agencies.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the notes offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Any underwriter that is not a broker-dealer registered with the SEC will only make sales of the notes in the United States through one or more SEC-registered broker-dealers in compliance with applicable securities laws and the rules of the Financial Industry Regulatory Authority, Inc.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes,

(a)	a retail investor means a person who is one (or more) of:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)

a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes.

Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a “retail investor” means a person who is one (or more) of:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or

(ii)

a customer within the meaning of the provisions of the United Kingdom Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”).

Consequently no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.

In addition, in the UK, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Each underwriter will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and they have complied and will comply with all applicable provisions of the FSMA with respect to anything done by them in relation to the notes in, from or otherwise involving the UK.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap 32, Laws of Hong Kong). No advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap 571, Laws of Hong Kong) and any rules made thereunder.

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offering of the notes. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(2) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries” rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of our obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are a “prescribed capital markets product” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and an Excluded Investment Product (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”) on the ground that the solicitation for subscription of the notes falls within the definition of “solicitation to qualified institutional investors” as defined in Article 2, paragraph 3, item 2(I) of the FIEA. Such solicitation shall be subject to the condition that any qualified institutional investor (as defined under the FIEA, “QII”) who acquires the notes shall enter into an agreement which provides that it shall not transfer such interests to anyone other than another QII. Accordingly, the notes have not been and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except for in a private placement described above pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Taiwan

The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.

Notice to Prospective Investors in United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

LEGAL MATTERS

The validity of the notes in respect of which this prospectus supplement is being delivered will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois. Certain legal matters relating to the notes will be passed upon for the underwriters by Mayer Brown LLP, Chicago, Illinois. Mayer Brown LLP has from time to time acted as counsel for us and our subsidiaries and may do so in the future.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents and reports listed below filed by us with the SEC (File No. 1-3932) (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and

•	our Current Reports on Form 8-K filed February 8, 2024, February 20, 2024 and February 20, 2024.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items, unless otherwise indicated therein) after the date of this prospectus supplement and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus supplement from the date the document is filed with the SEC.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We undertake to provide without charge to you, upon oral or written request, a copy of any or all of the documents that have been incorporated by reference in this prospectus supplement, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein), by request directed to Whirlpool’s Investor Relations Department, 2000 North M-63, Benton Harbor, Michigan 49022-2692, telephone number (269) 923-2641.

PROSPECTUS

Senior Debt Securities

Subordinated Debt Securities

Preferred Stock

Common Stock

Warrants

Purchase Contracts

Units

Hybrid Securities Combining Elements of the Foregoing

of

WHIRLPOOL CORPORATION

Senior Debt Securities

of

WHIRLPOOL FINANCE LUXEMBOURG S.À R.L.

WHIRLPOOL EMEA FINANCE S.À R.L.

fully, unconditionally and irrevocably guaranteed by Whirlpool Corporation

Whirlpool Corporation may offer from time to time, in one or more offerings, any combination of its senior debt securities, subordinated debt securities, preferred stock, common stock, warrants, purchase contracts, units and hybrid securities combining elements of the foregoing.

Whirlpool Finance Luxembourg S.à r.l. and Whirlpool EMEA Finance S.à r.l. (together, the “Luxembourg Issuers” and collectively with Whirlpool Corporation, the “issuers”) may offer from time to time, in one or more offerings, senior debt securities, which will be fully, unconditionally and irrevocably guaranteed on an unsecured basis by Whirlpool Corporation.

The issuers will provide the specific terms of any offering of these securities in a supplement to this prospectus. The applicable prospectus supplement will also describe the specific manner in which the issuer will offer these securities and may also supplement, update or amend information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you purchase these securities.

The issuers may sell these securities on a continuous or delayed basis, directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts. The issuer’s net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Whirlpool Corporation’s common stock is listed on the New York Stock Exchange and Chicago Stock Exchange under the trading symbol “WHR”.

See “Risk Factors ” on page 2 of this prospectus to read about factors you should consider before investing in these securities.

Neither the Securities and Exchange Commission, the supervisory authority of Luxembourg, the Commission de Surveillance du Secteur Financier, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 20, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that Whirlpool Corporation and the Luxembourg Issuers have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, Whirlpool Corporation may, at any time and from time to time, in one or more offerings, sell any combination of its senior debt securities, subordinated debt securities, preferred stock, common stock, warrants, purchase contracts, units and hybrid securities combining elements of the foregoing, and the Luxembourg Issuers may, at any time and from time to time, in one or more offerings, sell senior debt securities guaranteed on an unsecured basis by Whirlpool Corporation. The senior debt securities, subordinated debt securities, preferred stock, common stock, warrants, purchase contracts, units and hybrid securities combining elements of the foregoing of Whirlpool Corporation and the senior debt securities of the Luxembourg Issuers and guarantees thereof by Whirlpool Corporation are collectively referred to as “registered securities” and each of Whirlpool Corporation and the Luxembourg Issuers is referred to as an “issuer” or a “Registrant,” and they are collectively referred to as “issuers” or “Registrants” in this prospectus.

Each time a Registrant uses this prospectus to offer securities, that Registrant will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also supplement, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

The Registrants have not authorized anyone to provide you with different information. The Registrants are not making an offer of registered securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of such document.

To understand the terms of the registered securities described in this prospectus, you should carefully read the applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below for information about us. The shelf registration statement, including the exhibits thereto, can be read at the SEC’s website as described under “Where You Can Find More Information.”

The terms “Whirlpool Corporation,” “Whirlpool,” “we,” “us,” and “our” as used in this prospectus refer to Whirlpool Corporation and its subsidiaries, including the Luxembourg Issuers, unless the context otherwise requires. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

i

WHIRLPOOL CORPORATION

Whirlpool Corporation, committed to being the best global kitchen and laundry company, in constant pursuit of improving life at home, was incorporated in 1955 under the laws of Delaware and was founded in 1911. Whirlpool manufactures products in 10 countries and markets products in nearly every country around the world. We have received worldwide recognition for accomplishments in a variety of business and social efforts, including leadership, diversity, innovative product design, business ethics, environmental sustainability, social responsibility and community involvement.

We conduct our business through four operating segments, which we define based on geography. Whirlpool’s operating segments consist of North America; Europe, Middle East and Africa (“EMEA”); Latin America; and Asia. Whirlpool had approximately $20 billion in annual sales and 61,000 employees in 2022.

Our principal executive offices are located at 2000 North M-63, Benton Harbor, Michigan 49022-2692 and our telephone number is (269) 923-5000.

We maintain an Internet website at http://www.whirlpoolcorp.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

WHIRLPOOL FINANCE LUXEMBOURG S.À R.L.

Legal and organizational status

Whirlpool Finance Luxembourg S.à r.l. is a private limited liability company (société à responsabilité limitée) incorporated on October 6, 2016 under the laws of the Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register under number B 209.573. Whirlpool Finance Luxembourg S.à r.l.’s registered office is at 16, rue Erasme, L-1468 Luxembourg, Grand Duchy of Luxembourg and its telephone number is +352 691 890 273.

All of the shares of Whirlpool Finance Luxembourg S.à r.l. are owned indirectly by Whirlpool Corporation.

Activities

Whirlpool Finance Luxembourg S.à r.l.’s principal activities are debt issuance and intercompany group financing and it has no subsidiaries. Whirlpool Finance Luxembourg S.à r.l. holds no material assets and does not engage in any other business activities or operations.

WHIRLPOOL EMEA FINANCE S.À R.L.

Legal and organizational status

Whirlpool EMEA Finance S.à r.l. is a private limited liability company (société à responsabilité limitée) incorporated on April 4, 2018 under the laws of the Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register under number B 223.569. Whirlpool EMEA Finance S.à r.l.’s registered office is at 16, rue Erasme, L-1468 Luxembourg, Grand Duchy of Luxembourg and its telephone number is +352 691 890 273.

All of the shares of Whirlpool EMEA Finance S.à r.l. are owned indirectly by Whirlpool Corporation.

Activities

Whirlpool EMEA Finance S.à r.l.’s principal activities are debt issuance and intercompany group financing and it has no subsidiaries. Whirlpool EMEA Finance S.à r.l. holds no material assets and does not engage in any other business activities or operations.

1

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings we make with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. From time to time, we may also provide oral or written forward-looking statements in other materials we release to the public. Forward-looking statements set forth our current expectations or forecasts of future events. You can identify these statements by forward-looking words such as “expect,” “anticipate,” “plan,” “believe,” “seek,” “estimate,” “outlook,” “trends,” “future benefits,” “strategies,” “goals” and similar words. In addition, statements that we make in this prospectus and the documents we incorporate herein by reference that are not statements of historical fact may also be forward-looking statements.

Forward-looking statements are not guarantees of our future performance and involve risks, uncertainties and assumptions that may cause our actual results, performance or achievement to differ materially from the expectations we describe in our forward-looking statements. You should not place undue reliance on forward-looking statements. You should be aware that the factors we discuss in “Risk Factors,” and elsewhere in this prospectus, could cause our actual results to differ from future results expressed or implied by any forward-looking statements. In addition to causing our actual results to differ, these factors may cause our intentions to change from those that have been stated. Such changes in our intentions may also cause our actual results to differ. We may change our intentions at any time and without notice.

Forward-looking statements included or incorporated by reference in this prospectus are made as of the date of this prospectus or the date of such documents incorporated by reference herein, as applicable, and we undertake no obligation to update them, whether as a result of new information, future events or otherwise.

LEGAL MATTERS

The validity of the registered securities offered pursuant to this prospectus and any prospectus supplement will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois, and Baker McKenzie, Luxembourg, and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of our internal control over financial reporting as of December 31, 2022 (excluding the internal control over financial reporting of InSinkErator), as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

2

WHERE YOU CAN FIND MORE INFORMATION

Whirlpool Corporation files periodic reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.whirlpoolcorp.com. Our website is not part of this prospectus and is not incorporated by reference into this prospectus.

Pursuant to Rule 3-10(b) of Regulation S-X, this prospectus does not contain separate financial statements for the Luxembourg Issuers since the Luxembourg Issuers are subsidiaries of Whirlpool Corporation that are 100% owned by Whirlpool Corporation, Whirlpool Corporation files consolidated financial information under the Securities Exchange Act of 1934, as amended, Whirlpool Corporation will provide a full and unconditional guarantee of each of the Luxembourg Issuer’s debt securities, and no other subsidiary of Whirlpool Corporation will guarantee these obligations. Each of Whirlpool Finance Luxembourg S.à r.l., which was incorporated on October 6, 2016, and Whirlpool EMEA Finance S.à r.l., which was incorporated on April 4, 2018, is a “finance subsidiary” of Whirlpool Corporation as defined in Rule 130-1(a)(4)(vi) of Regulation S-X that has no assets or operations other than those related to the issuance, administration and repayment of the security being registered and any other securities guaranteed by Whirlpool Corporation. The financial condition, results of operations and cash flows of the Luxembourg Issuers are consolidated into the financial statements of Whirlpool Corporation.

This prospectus is part of a registration statement filed on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Incorporation of Certain Information by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows Whirlpool Corporation to “incorporate by reference” information into this prospectus, which means that Whirlpool Corporation can disclose important information about it by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below filed by Whirlpool Corporation with the SEC (File No. 001-03932) (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items):

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our Annual Report on Form 10-K for the fiscal year ended December  31, 2022, including the sections of our Definitive Proxy Statement on Schedule 14A for the 2023 annual meeting of shareholders incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2022;

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the description of our common stock contained as Exhibit 4(viii) in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including any amendments or reports filed for the purpose of updating such description;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023; and

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our Current Reports on Form 8-K filed with the SEC as of January 9, 2023, January  17, 2023, January  30, 2023, February  15, 2023, February  21, 2023, February  22, 2023, March  22, 2023, March  30, 2023, April  20, 2023, August  15, 2023 and November 30, 2023.

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Whirlpool Corporation also incorporates by reference the information contained in all other documents it files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Whirlpool Corporation undertakes to provide without charge to you, upon oral or written request, a copy of any or all of the documents that have been incorporated by reference in this prospectus, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein), by request directed to Whirlpool’s Investor Relations Department, 2000 North M-63, Benton Harbor, Michigan 49022-2692, telephone number (269) 923-2641.

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